UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2007

ENTERRA SYSTEMS INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of incorporation)

333-131869

(Commission File Number)

N/A

(IRS Employer Identification No.)

300 – 1000 West 14th Street, North Vancouver, British Columbia, Canada V7P 3P3

(Address of principal executive offices and Zip Code)

(604) 990-1255

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective March 19, 2007, Richard Eppich resigned as our President, Chief Executive Officer and Director. On March 19, 2007 we appointed Mauro Baessato and Franco Perrota to our board of directors. Mr. Baessatto was also appointed our President.

Our board of directors now consists of Mauro Baessato and Franco Perrota.

Mauro Baessato

in August 2000, Mr. Baessato was appointed to the positions of Director, Secretary and Treasurer of Vita Equity Inc. Mr. Baessato resigned from the position of Director in April 2003 but remains the treasurer and secretary for the Company. From January 2001 to 2006, Mr. Baessato acted as the secretary of Tryx Ventures Corp., a British Columbia corporation involved in the exploration of resource properties. From March 2003 to February 2006 Mr. Baessato acted as secretary for Universal Exploration Corp., a British Columbia corporation involved in the exploration of resource properties. In February 2006 he was appointed president of Universal Exploration Corp. From November 1999 to March 2001, Mr. Baesatto was employed as a Personal Banker for the Canadian Imperial Bank of Commerce in Vancouver, British Columbia. From August 1997 to November 1999, Mr. Baessato was the Internet Consultant for the Italian Chamber of Commerce in Vancouver, British Columbia and from 1994 to 1996, he held the position of Assistant Editor for L’Eco D’Italia newspaper in Vancouver, British Columbia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERRA SYSTEMS INC.

/s/ Mauro Baessato

Mauro Baessato

President and Director

Date:	March 22, 2007